EXHIBIT 99.1

Znergy Strengthens its Board of Directors

Adds Expertise in Finance and Mergers and Acquisitions

TAMPA, FL – (Accesswire) – September 21, 2017 – Znergy Inc. (OTC Markets: ZNRG) (the “Company”), a provider of energy efficient lighting products, lighting controls and energy management solutions, announced today the appointment of Jennifer Peek as a Director of the Company and Chair of the Audit Committee. Ms. Peek brings 25 years of experience in finance, mergers and acquisitions and valuations and holds certifications as a Certified Public Accountant and Certified Valuation Analyst.

Director, Jennifer Peek, stated, “I am pleased and excited to join the Znergy board.  The Company is in an excellent position to capture growth in the energy efficiency market, and I look forward to bringing my experience and expertise to the execution of their strategic plan and anticipated growth."

Ms. Peek has had a distinguished career in Finance, Audit and Mergers and Acquisitions. From 2010 until the present she has led her own firm Peek Valuation, which specializes in financial mergers and acquisitions, outsource CFO services, business valuations and due diligence. From 1996 through 2010, Ms. Peek was a member of finance team at Sprint, where her responsibilities started with development and drafting of 10Q and 10K filings and ranged to coordination and integration of over $3 billion of 8 affiliated acquisitions over 5 years. From 1991 through 1996, she was an audit team member as a CPA at Baird, Kurtz and Dobson, primarily working with clients in manufacturing, distribution and construction. Over the course of her 25-year career, Ms. Peek has utilized a wide range of financial expertise that covers finance, mergers and acquisitions and valuations. Ms. Peek earned a Bachelor of Science in Business Administration degree from University of Central Missouri and a Master of Business Administration from Rockhurst University.

“We are excited to add Jennifer to our Board of Directors. Her experience in finance and identifying and working on mergers and acquisitions are areas of focus for our company as we scale,” commented Dave Baker, Znergy’s Chief Executive Officer. “We look forward to utilizing Jennifer’s 25 years’ experience in helping us continue to grow our business.”

About Znergy, Inc.
Znergy, Inc. (OTC Markets: ZNRG) is a provider of energy efficient lighting products, lighting controls and energy management solutions. Management is executing a growth strategy through developing large regional and national accounts, rolling out sales and installation teams across the United States. Our solutions enable customers to reduce energy consumption, lower maintenance costs and realize environmental benefits. Znergy is headquartered in Tampa, Florida. For more information, please visit: www.znergyworld.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact Information
Znergy, Inc.
C. J. Floyd, CFO
(800) 931-5662
cj.floyd@znergyworld.com

Hayden IR
(917) 658-7878
hart@haydenir.com